LOAN FACILITY AGREEMENT
Loan Facility Agreement (the “Agreement”) dated September 20, 2016 among The Alkaline Water Company Inc. (the “Corporation”) and Turnstone Capital Inc. (the “Lender”).
                     ARTICLE 1
 INTERPRETATION
Section 1.1	Defined Terms.
Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in Schedule 1.1, unless there is something in the subject matter or context inconsistent therewith.
Section 1.2	Headings, etc.
The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect its interpretation.
Section 1.3	Gender and Number.
Any reference in this Agreement to gender includes all genders. Words importing the singular number also include the plural and vice versa.
Section 1.4	Currency.
All references in this Agreement to dollars or to “$” are expressed in United States currency unless otherwise specifically indicated.
Section 1.5	Numerical Expressions.
Numerical expressions in this Agreement follow the international convention whereby a comma (,) separates the thousands and a full stop (.) separates the decimals.
Section 1.6	Certain Phrases.
In this Agreement, the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The expressions “Article”, “Section” and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of the Agreement.  In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
Section 1.7	Statutory References.
Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as they may have been or may from time to time be amended, re-enacted or superseded.
Section 1.8	Schedules.
The schedules attached to this Agreement form an integral part of it for all purposes of it.

                       ARTICLE 2
PRINCIPAL SUM
Section 2.1	Principal Sum.
Subject to the terms and conditions of this Agreement, the Lender agrees to make available to the Corporation a loan in the aggregate principal amount of $1,000,000 (the “Loan Amount”).
Section 2.2	Loan Accommodation.
(1)
The Lender agrees, subject to the terms and conditions of this Agreement, to make one or more advances of the Loan Amount to the Corporation as requested from time to time by the Corporation in an amount to be agreed upon by the Corporation and the Lender (each, an “Advance”), provided that the Lender shall have the option to provide an additional Advances of up to $500,000 for the purchase of equipment by the Corporation.

(2)
The Corporation shall provide not less than two (2) Business Days’ prior written notice to the Lender of the amount of any Advance and the Lender shall deliver the Advance to the Corporation within five (5) Business Days of such notice.  The principal amount of all Advances owing from time to time and all other amounts now or hereafter payable hereunder, and at any time outstanding hereunder, are referred to herein as the “Principal Amount”.

Section 2.3	Maturity and Payments.
(1)
The Loan Amount shall mature on the date which is two (2) years after the date of the first Advance (the “Maturity Date”) or such earlier date as the Principal Amount may become due and payable in accordance with the terms and conditions hereof (including upon any conversion pursuant to Article 5).

(2)
The Corporation shall commence repayment of the Principal Amount, on a monthly basis, beginning on the date that is 12 months after the date of the first Advance with the amount to be repaid each month being equal to the Principal Amount outstanding on the date of such monthly payment divided by the number of months remaining before the Maturity Date.

Section 2.4	Interest.
(1)
The Principal Amount will bear simple interest (“Interest”) at a rate of 10.0% per annum, both before and after the Maturity Date and any default and/or judgement, from and including the date of the first Advance to the earlier of: (i) the date of repayment in full of the Principal Amount, and (ii) the date of conversion in full of the Principal Amount.

(2)	Interest will be calculated daily and paid monthly for the previous 30 days commencing on the date which is 35 days after the first Advance.
Section 2.5	Prepayments.
Subject to Article 5, the Corporation may prepay all or any portion of the Principal Amount and any accrued but unpaid Interest thereon on not less than ten (10) days’ prior written notice upon payment in cash, at the expiry of the notice period, of the Principal Amount being repaid, together with any accrued but unpaid Interest thereon.

Section 2.6	Date, Time and Place of Closing.
Subject to satisfaction or waiver by the relevant Party of the conditions of Closing, the Closing shall take place at the offices of Clark Wilson LLP, Suite 900 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1 at 11:00 a.m. (Vancouver time) on the Closing Date or at such other place, on such other date and at such other time as may be agreed upon in writing between the Corporation and the Lender.  Notwithstanding the foregoing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Parties, provided such undertakings are satisfactory to each party's respective legal counsel.
                        ARTICLE 3
COVENANTS
Section 3.1	Actions to Satisfy Closing Conditions.
(1)
Subject to the terms and conditions of this Agreement, the Corporation shall take all such actions as are within its power to control and use its commercially reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Schedule 3.2(1) prior to the Closing Date.

(2)
Subject to the terms and conditions of this Agreement, the Lender shall take all such actions as are within its power to control and to use its commercially reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Schedule 3.2(2) prior to the Closing Date.

Section 3.2	Filings and Authorizations.
Each of the Corporation and the Lender, as promptly as practicable after the execution of this Agreement will (i) make, or cause to be made, all filings and submissions under all Laws applicable to it, that are required for it to consummate the transactions contemplated herein in accordance with the terms of this Agreement, including all filings and submissions required by the Securities Regulatory Authorities; (ii) use its best efforts to obtain, or cause to be obtained, all Authorizations necessary or advisable to be obtained by it in order to consummate the transactions contemplated herein in accordance with the terms of this Agreement; and (iii) use its commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfil its obligations under this Agreement.  The Corporation and the Lender will coordinate and cooperate in exchanging information and supplying assistance that is reasonably requested in connection with this Section 3.2.
Section 3.3	Affirmative Covenants.
(1)	So long as any Principal Amount remains outstanding or for so long as Advances may be made hereunder, the Corporation shall:

(a)	obtain any necessary approvals for the conversion and issuance of Common Shares pursuant hereto;
(b)	preserve and maintain its corporate existence and all its rights, licences, powers, privileges, franchises and goodwill;
(c)	carry on and conduct its business in a proper and efficient manner;
(d)	keep proper books of record and account, in which full and correct entries of all transactions in relation to the Business are made;
(e)	comply in all material respects with the requirements of all applicable Laws;
(f)
advise the Lender immediately upon becoming aware of any Event of Default (as hereinafter defined) and deliver to the Lender upon request a certificate in form and substance satisfactory to the Lender signed by a senior officer certifying that to the best of his knowledge no Event of Default has occurred or, if such is not the case, specifying all Events of Default and their nature and status; and

(g)	promptly cure or cause to be cured any defects in the execution and delivery of this Agreement or any defects in the validity or enforceability of this Agreement.
(2)
Unless otherwise agreed by the Lender, so long as any Principal Amount remains outstanding, if the Corporation completes any debt or equity financing of more than $250,000 (other than in connection with an Exempt Issuance), then the Corporation will use the proceeds of such financing to repay any Principal Amount remaining outstanding at the time of the completion of such financing.

(3)
So long as any Principal Amount remains outstanding or for so long as Advances may be made hereunder, the Corporation shall provide the Lender with the right of first refusal to provide any debt or equity financing (each, a “Subsequent Financing”) to be undertaken by the Corporation (including any Affiliate) that is for capital raising purposes on the same terms as may be bona fide offered by any lender or investor.  If the Corporation is considering a Subsequent Financing, then the Corporation shall deliver to the Lender a written notice of its intention to effect a Subsequent Financing (a “Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of the Subsequent Financing, the amount of proceeds intended to be raised thereunder and shall include a term sheet or similar document relating thereto as an attachment. If the Lender desires to undertake or participate in such Subsequent Financing, the Lender must provide written notice to the Corporation by not later than 5:00 p.m. (Arizona time) on the third (3rd) Business Day after the Lender has received the Subsequent Financing Notice stating that the Lender is willing to participate in the Subsequent Financing, the amount of the Lender’s participation, and representing and warranting that the Lender has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Corporation receives no such notice from the Lender as of such third (3rd) Business Day, the Lender shall be deemed to have notified the Corporation that it does not elect to participate in the Subsequent Financing.   Notwithstanding the foregoing, this Section 3.3(3) shall not apply in respect of an Exempt Issuance or any commercial loans in the aggregate amounts of up to $1,500,000 from lenders which are regularly engaged in the making of commercial loans.

Section 3.4	Negative Covenants.
So long as any Principal Amount remains outstanding or for so long as Advances may be made hereunder, the Corporation shall not, without consent of the Lender:
(a)	purchase, establish or acquire in any manner any new business undertaking or make any change in the nature of the Business that would result in a Material Adverse Effect;
(b)	except in the Ordinary Course, sell, lease, abandon or otherwise dispose of, either directly or indirectly, any of the assets of the Corporation;
(c)
except in the Ordinary Course, (i) declare, make, pay or commit to any form of distribution or reduction of the profits of the Corporation or of its capital, including any dividend (including stock dividends) or other distribution on any present or future shares; (ii) purchase, redeem or retire or acquire any of its shares, or any option, warrant or other right to acquire any such shares, or apply or set apart any of its assets therefor; or (iii) pay any bonus to shareholders; and

(d)
other than an Exempt Issuance, issue any Common Shares at a price less than $1.10 per Common Share or issue any securities convertible or exerciseable into Common Shares with a conversion or exercise price less than $1.10 per Common Share.

Section 3.5	Board Observer.
Effective immediately following the Closing and (i) so long as any Principal Amount remains outstanding or (ii) for so long as Advances may be made hereunder,
(a)
the Lender shall be entitled to designate one (1) individual (the “Board Observer”) who shall have the right to attend, in a non-voting observer capacity, all meetings (whether in person, by conference telephone, or otherwise) of the Board (including any committees thereof) and to participate in discussions of matters brought to the members of the Board or committee, as applicable, for vote or discussion. The Board Observer shall receive advance notice in substantially the same form and by substantially the same means as the members of the Board or committee, as applicable, of any such meetings. In this respect, the Corporation shall give the Board Observer copies of all notices (in substantially the same form and by substantially the same means as such notices are provided to the members of the Board or committee, as applicable) as well as other materials that it provides to the members of the Board or committee, as applicable, for meetings.  The Board Observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board;

(b)
the Board Observer shall be provided with any written information prepared by the management of the Corporation or a member of the Board and distributed to the members of the Board (including any committees thereof), including a proposed written consent for actions to be taken without a meeting of the Board (including any committees thereof);

(c)
The Lender shall, and the Lender shall cause the Board Observer to, execute prior to (i) the Board Observer’s attendance at the first of the meetings as contemplated in Section 3.5(a) or (ii) the Board Observer’s first receipt of the written information as contemplated in Section 3.5(b), whichever is earlier, a standard non-disclosure and market stand-off agreement with the Corporation; and

(d)
Notwithstanding this Section 3.5, the Corporation may exclude the Board Observer from access to any material or meeting or portion thereof if the Corporation believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege or to prevent a conflict of interest, or if the Corporation believes that such exclusion is reasonably necessary to protect highly confidential proprietary information or for other similar reasons.

ARTICLE 4
 REPRESENTATIONS AND WARRANTIES
Section 4.1	Representations and Warranties of the Corporation.
The Corporation represents and warrants as to those matters set forth in Schedule 4.1 and acknowledges and confirms that the Lender is relying upon such representations and warranties in connection with the Advances of the Loan Amount.
Section 4.2	Representations and Warranties of the Lender.
The Lender represents and warrants as to those matters set forth in Schedule 4.2 and acknowledges and confirms that the Corporation is relying on such representations and warranties in connection with the Advances of the Loan Amount.
       ARTICLE 5
CONVERSION OF PRINCIPAL AMOUNT
Section 5.1	Conversion of Principal Amount into Common Shares.
(1)
Upon and subject to the provisions and conditions of this Article 5, any Principal Amount, and any accrued but unpaid Interest thereon, shall be convertible into Common Shares (each, a “Conversion”) by the Lender, at its option, at any time.

(2)	The Conversion shall occur at a conversion price of $1.00 (the “Conversion Price”), subject to adjustment as provided in Section 5.4 hereof.

Section 5.2	Manner of Exercise of Right to Convert to Common Shares.
The Lender may exercise its rights to convert by sending to the Corporation at its principal address a notice exercising its right to convert in accordance with the provisions of this Article 5 such notice setting forth the Principal Amount to be converted and the conversion date (which shall be no less than ten (10) Business Days from the date of the notice unless otherwise agreed to by the Parties).  Upon receipt of the notice, the Lender shall be entered in the books of the Corporation as at the conversion date as the holder of the number of Common Shares into which the Principal Amount is convertible and, as soon as practicable, the Corporation shall deliver to the Lender a certificate or certificates for such Common Shares.
Section 5.3	Common Shares
The Common Shares issued upon such conversion shall rank only in respect of dividends declared in favour of Shareholders of record on and after the conversion date.  As of and from the conversion date, the Common Shares so issued shall, for all purposes, be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.
Section 5.4	Adjustment of Conversion Price.
(1)	The Conversion Price in effect at any date shall be subject to adjustment from time to time as provided in this Section 5.4.
(2)
If the Corporation at any time after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Common Shares into a greater number of Common Shares, any Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Corporation at any time after the date hereof consolidates (by combination, reverse stock split or otherwise) its outstanding Common Shares into a smaller number of Common Shares, any Conversion Price in effect immediately prior to such consolidation will be proportionately increased.  Any adjustment under this Section 5.4(2) shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

(3)	If at any time after the date hereof there occurs:
(a)
a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than transactions covered by Section 5.4(2);

(b)
a consolidation, amalgamation or merger of the Corporation with or into any other body corporate, or plan of arrangement involving the Corporation, which results in a reclassification or redesignation of the Common Shares or a change or exchange of the Common Shares into other shares or securities; or

(c)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;
(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization:

(d)
the Lender will be entitled to receive upon Conversion, in lieu of the number of Common Shares to which the Lender was theretofore entitled upon the Conversion, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Lender would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Common Shares to which the Lender was theretofore entitled to receive upon the Conversion;  and

(e)
the Conversion Price shall, on the effective date of the Capital Reorganization, be adjusted by multiplying the Conversion Price in effect immediately prior to such Capital Reorganization by the number of Common Shares purchasable pursuant to the Conversion immediately prior to the Capital Reorganization, and dividing the product thereof by the number of successor securities determined in Section 5.4(3)(d) above.

If necessary, as a result of any Capital Reorganization, appropriate adjustments will be made in the application of the provisions of the Agreement with respect to the rights and interest thereafter of the Lender to the end that the provisions of the Agreement will thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the Conversion.
(4)
If any question arises with respect to the adjustments provided in this Section 5.4, such question shall be conclusively determined by a firm of chartered accountants (who may be the Corporation's auditors) appointed by the Corporation and acceptable to the Lender.  Such chartered accountants shall be given access to all necessary records of the Corporation and their determination shall be binding upon the Corporation and the Lender.

Section 5.5	No Requirement to Issue Fractional Shares.
The Corporation shall not be required to issue fractional Common Shares upon any Conversion.  Where the aggregate number of Common Shares to be issued would result in a fraction of a Common Share being issuable, the number of Common Shares to be issued to the Lender shall be rounded down to the next whole number, and no cash or other consideration shall be paid or payable in lieu of such fraction of a Common Share.
Section 5.6	Certificate as to Adjustment.
The Corporation shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Section 5.4, deliver a certificate of the Corporation to the Lender specifying the nature of the event requiring the same and the amount of the necessary adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 5.7	Notice of Special Matters.
The Corporation shall give notice to the Lender, in the manner provided in Section 7.2, of its intention to fix a record date for any event mentioned in Section 5.4 which may give rise to an adjustment in the Conversion Price, and, in each case, the notice shall specify the particulars of the event and the record date and the effective date for the event; provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which such notice is given.  Such notice shall be given not less than 14 days prior to the applicable record date.
Section 5.8	Corporation to Reserve Shares.
The Corporation shall at all times reserve and keep available out of its authorized Common Shares and solely for the purpose of Conversion as in this Article 5 provided, and conditionally allot to the Lender, such number of Common Shares as may be issuable upon any Conversion.  The Corporation covenants with the Lender that all Common Shares which shall be issuable pursuant to this Agreement shall be duly and validly issued as fully-paid and non-assessable.
                 ARTICLE 6
TERMINATION AND EVENTS OF DEFAULT
Section 6.1	Termination
This Agreement may, by notice in writing given prior to the Closing, be terminated:
(a)	by mutual consent of the Parties;
(b)	by the Lender, upon the occurrence of an Event of Default (subject to the provisions of Section 6.3); or
(c)	by either Party if there has been a material breach of any provision of this Agreement by the other Party and such breach has not been waived by the non-breaching Party.
Section 6.2	Events of Default.
The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:
(a)
if the Corporation fails to pay any principal or other amounts payable under this Agreement or otherwise payable by the Corporation, its successors or assigns, to the Lender, its successors or assigns when such amounts become due and payable and such failure remains unremedied for 10 Business Days;

(b)
the Corporation fails to perform, observe or comply with any of the covenants contained in Article 3 and, if the circumstances giving rise to such failure are capable of modification or rectification (such that, thereafter the covenant would be observed or performed), the failure remains uncorrected for a period of 10 Business Days following the earlier of (x) the date on which the Lender provides notice to the Corporation of such failure; and (y) the date on which the Corporation becomes aware of any such failure;

(c)
if the Corporation fails to perform, observe or comply with any other term, covenant or agreement contained in this Agreement and, if the circumstances giving rise to such failure are capable of modification or rectification (such that, thereafter the covenant would be observed or performed), the failure remains uncorrected for a period of 30 Business Days following the earlier of (x) the date on which the Lender provides notice to the Corporation of such failure; and (y) the date on which the Corporation becomes aware of any such failure;

(d)
if any judgment or order for the payment of money in excess of $250,000 is rendered against the Corporation or its subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(e)
if the Corporation or its subsidiary (i) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (ii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding‑up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 Business Days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iii) takes any corporate action to authorize any of the above actions.

Section 6.3	Consequences of an Event of Default.
Upon the occurrence or existence of any Event of Default and following the expiry of any applicable grace periods and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Corporation, declare all outstanding amounts payable by the Corporation hereunder (which amount shall be determined as if the Loan Amount and any Interest payable thereon was being repaid on the date of such notice) to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Section 6.2(e) hereof, immediately and without notice, all outstanding amounts payable by the Corporation hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

                      ARTICLE 7
 MISCELLANEOUS
Section 7.1	Indemnification.
The Corporation agrees to indemnify the Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the negligence or wilful misconduct of the Lender) which may be imposed on, incurred by, or asserted against the Lender and arising by reason of any action (including any action referred to herein) or inaction or omission to do any act legally required of the Corporation.
Section 7.2	Notice.
Any notice, direction or other communication (each a “Notice”) given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or facsimile (but not by electronic mail) and addressed:
To the Lender at:
Turnstone Capital Inc No. 25 Mason Complex Stoney Ground PO Box 193 The Valley, British Anguilla
Attention:	Yenny Martinez
Telephone:	+41 44 214 6673
Facsimile:	_______________
To the Corporation at:
The Alkaline Water Company Inc. 7730 E Greenway Road, Ste 203 Scottsdale, Arizona 85260
Attention:	Ricky Wright
Telephone:	(480) 272-7290
Facsimile:	(480) 998-6901
With a copy, which shall not constitute notice, to:
Clark Wilson LLP Barristers and Solicitors
900-885 West Georgia Street Vancouver, BC V6C 3H1
Attention:	Virgil Z. Hlus
Telephone:	(604) 891-7707
Facsimile:	(604) 687-6314

A Notice is deemed to be delivered and received (i) if sent by personal delivery, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day; (ii) if sent by same-day service courier, on the date of delivery if sent on a Business Day and delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day; (iii) if sent by overnight courier, on the next Business Day; or (iv) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile. A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a Notice will be assumed not to be changed.
Section 7.3	Time of the Essence.
Time shall be of the essence of this Agreement.
Section 7.4	Announcements.
The Parties shall consult with each other before issuing any press release, news release or otherwise making any filings or public statements with respect to this Agreement and the transactions contemplated herein and shall not issue such press release without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, in each case, subject to applicable Laws and the exercise of such fiduciary duties, as may be appropriate.
Section 7.5	Third Party Beneficiaries.
The Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties or, if applicable, their respective Affiliates.  No Person, other than the Parties and such Affiliates, is entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum. The Parties reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a Party or an Affiliate of any Party, without notice to or consent of that Person.
Section 7.6	No Agency or Partnership.
Nothing contained in this Agreement makes or constitutes any Party, or any of its directors, officers or employees, the representative, agent, principal, partner, joint venture, employer, employee of any other Party. It is understood that no Party has the capacity to make commitments of any kind or incur obligations or liabilities binding upon any other Party.
Section 7.7	Expenses.
Except as otherwise expressly provided in this Agreement, each Party will pay for its own costs and expenses incurred in connection with this Agreement and the transactions contemplated by it.  The fees and expenses referred to in this Section are those which are incurred in connection with the negotiation, preparation, execution and performance of this Agreement, and the transactions contemplated by this Agreement, including the fees and expenses of legal counsel, investment advisers and accountants.

Section 7.8	Amendments.
This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by all of the Parties.
Section 7.9	Waiver.
(1)	No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.
(2)	If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.
Section 7.10	Entire Agreement.
This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement, except as set out herein.
Section 7.11	Successors and Assigns.
(1)	This Agreement becomes effective only when executed by all of the Parties. After that time, it is binding on and enures to the benefit of the Parties and their respective heirs, administrators, executors, legal personal representatives, successors and permitted assigns.
(2)	Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by the Corporation without the prior written consent of the Lender, nor by the Lender without the prior written consent of the Corporation, provided that the Lender may, without such consent, assign all or part of its rights and obligations under this Agreement, without reducing its own obligations hereunder, to any of its Affiliates.
Section 7.12	Further Assurances.
The Parties agree to execute and deliver such further and other papers, cause such meetings to be held and resolutions passed enacted, exercise their vote and influence, and do and perform and cause to be done and performed, such further and other acts and things that may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

Section 7.13	Severability.
If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.
Section 7.14	Governing Law.
This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein.
Section 7.15	Counterparts.
This Agreement may be executed in any number of counterparts (including counterparts by facsimile or other electronic transmission) and all such counterparts taken together will be deemed to constitute one and the same instrument. The Party sending the facsimile or other electronic transmission will also deliver the original signed counterpart to the other Party, however, failure to deliver the original signed counterpart shall not invalidate this Agreement.
Section 7.16	Non-Merger.
Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing. Notwithstanding the Closing or any investigation made by or on behalf of any Party, the covenants, representations and warranties shall continue in full force and effect. Closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.
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IN WITNESS WHEREOF the parties have executed this Loan Facility Agreement.
THE ALKALINE WATER COMPANY INC.
By:	/s/ Richard A. Wright
Authorized Signing Officer
TURNSTONE CAPITAL INC.
By:	/s/ Yenny L. Martinez
Authorized Signing Officer

SCHEDULE 1.1
 DEFINED TERMS
“Advance” has the meaning specified in Section 2.2(1).
“Agreement” means this loan facility agreement and all schedules attached to it and the expressions “Article” and “Section”, followed by a number mean and refer to the specified Article or Section of this Agreement.
“Applicable Securities Laws” means the Securities Act and all other applicable securities Laws.
“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, clearance, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.
“Board” means the board of directors of the Corporation.
“Business” means the production and sale of alkaline water as currently conducted by the Corporation and its subsidiaries, and, if applicable.
“Business Day” means any day of the year, other than a Saturday, a Sunday or any day on which banks are required or authorized to close in Phoenix, Arizona.
“Capital Reorganization” has the meaning specified in Section 5.4(3).
“Closing” means the completion of the first Advance and related transactions as contemplated in this Agreement.
“Closing Date” means September _____, 2016, or such later date as the Parties may agree in writing.
“Common Shares” means the shares of common stock in the capital of the Corporation, and shall, where the context permits, include (i) any securities into which such Common Shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed; (ii) any securities of the Corporation or of any other Person received by the holders of such Common Shares as a result of any merger, amalgamation, reorganization, arrangement or other similar transaction involving the Corporation; and (iii) any securities of the Corporation which are received by any one or more Persons as a stock dividend or distribution on or in respect of such Common Shares.
“Contract” means any agreement, contract, licence, undertaking, engagement or commitment of any nature, written or oral.
“Conversion Price” has the meaning specified in Section 5.1(2).
“Event of Default” has the meaning specified in Section 6.2.

“Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers or directors of the Corporation pursuant to any equity incentive or stock option plan duly adopted for such purpose, (b) securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Corporation, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating corporation or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the above; (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and includes any Securities Regulatory Authority.
“Laws” means applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, statutory rules, principles of common and civil law and equity,  terms and conditions of any grant of approval, permission, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international; (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, rulings, authority, licence, decrees and awards of any Governmental Entity (including the Securities Regulatory Authorities); and (iii) policies, practices and guidelines of any Governmental Entity (including the Securities Regulatory Authorities), which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, in each case binding on or affecting the Person, or the assets of the Person, referred to in the context in which such word is used, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority (including the Securities Regulatory Authorities) having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities, in each case as such Laws may be amended from time to time.
“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.
“Loan Amount” has the meaning specified in Section 2.1.

“Material Adverse Effect” means any effect that when considered either individually or in the aggregate (i) is materially adverse or is reasonably likely to be materially adverse to the properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, affairs, condition (financial or otherwise), operations, results of operations or prospects of the Corporation or its subsidiaries, taken as a whole; or (ii)  will, or would reasonably be expected to, prevent or materially impair the ability of the parties to consummate the transactions contemplated hereby.
“Maturity Date” has the meaning specified in Section 2.3.
“Notice” has the meaning specified in Section 7.2.
“Ordinary Course” means, with respect to an action taken by a Person, that such action is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person.
“Party” means a party to this Agreement and any other Person who may become a party to this Agreement.
“Person” means a natural person, partnership, limited partnership, limited liability partnership, limited liability company, unlimited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.
“Principal Amount” has the meaning specified in Section 2.2(2).
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securities Regulatory Authorities” means collectively, the Securities and Exchange Commission and any applicable state securities regulatory authority.

SCHEDULE 3.2(1)
CONDITIONS FOR THE BENEFIT OF THE LENDER

(1)
Truth of Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date.

(2)	Performance of Covenants. The Corporation shall have fulfilled or complied with all covenants contained in this Agreement to be fulfilled or complied with by it at or prior to the Closing.
(3)
Other Approvals. The Corporation shall have obtained all such other orders, permits, approvals, waivers, consents, licenses or similar authorizations of Securities Regulatory Authorities necessary to complete the Closing.

(4)
No Legal Action.  No legal or regulatory acts nor proceedings shall be pending or threatened by any Person which would enjoin, restrict or prohibit the Corporation from entering into this Agreement or performing any of its obligations hereunder.

SCHEDULE 3.2(2)
CONDITIONS FOR THE BENEFIT OF THE CORPORATION

(1)
Truth of Representations and Warranties.  The representations and warranties of the Lender contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date.

(2)	Performance of Covenants. The Lender shall have fulfilled or complied with all covenants contained in this Agreement to be fulfilled or complied with by it at or prior to the Closing.
(3)
Approvals.  The Corporation shall have obtained all orders, permits, approvals, waivers, consents, licenses or similar authorizations of Securities Regulatory Authorities necessary to complete the Closing.

(4)
No Legal Action.  No legal or regulatory acts nor proceedings shall be pending or threatened by any Person which would enjoin, restrict or prohibit the Lender from entering into this Agreement or performing any of its obligations hereunder.

(5)	Other. The Corporation shall have received such additional information and documents as it may reasonably require in connection with the foregoing.

SCHEDULE 4.1
 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
Corporate Matters

1.
The Corporation and its subsidiary are corporations duly incorporated, organized and validly existing under the Laws of their jurisdictions of incorporation and each has the requisite corporate power and authority to own and operate its property, carry on its business and enter into and perform their obligations under this Agreement, and none of them is in violation of their constating documents.

2.	The execution and delivery of, and performance by the Corporation of this Agreement has been duly authorized by all necessary corporate action on the part of the Corporation.
3.	The execution and delivery of and performance by the Corporation of this Agreement does not and will not result in the violation of any Law.
4.
This Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding agreement of the Corporation, enforceable against it in accordance with its terms, subject to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

5.
Except for the filing of a Form D and any state reports, no filing with, notice to, or Authorization of, any Governmental Entity is required on the part of the Corporation as a condition to the lawful completion of the transactions contemplated by this Agreement.

6.
The Common Shares issuable on Conversion, if and when issued in accordance with the terms of the Agreement, shall be duly authorized, fully paid and non-assessable and the Lender will have good and valid title to such Common Shares, free and clear of all Liens.

Securities Law Matters
7.
The Corporation warrants that it will comply with Applicable Securities Laws with respect to the performance of its obligations under this Agreement, including the Conversion and the issuance of Common Shares pursuant thereto.

SCHEDULE 4.2
 REPRESENTATIONS AND WARRANTIES OF THE LENDER
Corporate Matters
1.
The Lender is a corporation duly incorporated, organized and validly existing under the Laws of its incorporation and has the requisite corporate power and authority to carry on its business and enter into and perform its obligations under this Agreement and is not in violation of its constating documents.

2.	The execution and delivery of, and performance by the Lender of, this Agreement has been duly authorized by all necessary corporate action on the part of the Lender.
3.	The execution and delivery of, and performance by the Lender of, this Agreement do not and will not result in the violation of any Law.
4.
This Agreement has been duly executed and delivered by the Lender and constitutes a legal, valid and binding agreement of the Lender, enforceable against it in accordance with its terms, subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

Securities Law Matters
5.
None of the Loan nor the Common Shares (collectively, the “Securities”) have been or will be registered under the Securities Act, or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person (as defined below), except in accordance with the provisions of Regulation S under the Securities Act (“Regulation S”), pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with applicable state, provincial and foreign securities laws.

6.	The Corporation has not undertaken, and will have no obligation, to register any of the Securities under the Securities Act or any other applicable securities laws.
7.
The Corporation will refuse to register the transfer of any of the Securities to a U.S. Person not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in each case in accordance with applicable laws.

8.
The decision to execute this Agreement and to acquire the Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation and such decision is based entirely upon a review of any public information which has been filed by the Corporation with the United States Securities and Exchange Commission (the “SEC”).

9.
The Corporation and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements of the Lender contained in this Schedule and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Lender will promptly notify the Corporation.

10.
The Lender and the Lender’s advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, the Corporation in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Corporation.

11.
The books and records of the Corporation were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Lender during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Lender, its legal counsel and/or its advisor(s).

12.
Any resale of the Securities by the Lender will be subject to resale restrictions contained in the securities laws applicable to the Corporation, the Lender and any proposed transferee, including resale restrictions imposed under United States securities laws.

13.
The Lender has been advised to consult the Lender’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Corporation is not in any way responsible) for compliance with:

(a)	any applicable laws of the jurisdiction in which the Lender is resident in connection with the distribution of the Securities hereunder, and
(b)	applicable resale restrictions.
14.	No documents in connection with the issuance of the Securities have been reviewed by the SEC or any other securities regulators.
15.	Neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities.
16.	There is no government or other insurance covering any of the Securities.

17.
Offers and sales of any of the Securities prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) will only be made in compliance with the safe harbor provisions set forth in Regulation S or pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period will be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom, and in each case only in accordance with applicable securities laws.

18.
Hedging transactions involving the Securities may not be conducted unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable securities laws.

19.
The Lender is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Lender is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Securities.

20.
The Lender is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Lender is permitted to purchase the Securities under applicable securities laws of the International Jurisdiction without the need to rely on any exemptions.

21.
The applicable securities laws of the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind from any securities regulator of any kind in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Securities.

22.	The purchase of the Securities by the Lender does not trigger:
(a)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or
(b)	any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction.
23.
The Lender will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 21, 22 and 23 above to the satisfaction of the Corporation, acting reasonably.

24.	The Lender is aware that an investment in the Corporation is speculative and involves certain risks and the possible loss of the entire Loan Amount.
25.
The Lender has made an independent examination and investigation of an investment in the Securities and the Corporation and agrees that the Corporation will not be responsible in any way for the Lender’s decision to invest in the Securities and the Corporation.

26.	The Lender is not an underwriter of, or dealer in, any of the Securities, nor is the Lender participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities.
27.
The Lender is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and the Lender has not subdivided its interest in any of the Securities with any other person.

28.
The Lender is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

29.
The Lender has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities, provided, however, that the Lender may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the Securities Act and any applicable securities laws or under an exemption from such registration requirements.

30.	No person has made to the Lender any written or oral representations:
(a)	that any person will resell or repurchase any of the Securities,
(b)	that any person will refund the purchase price of any of the Securities, or
(c)	as to the future price or value of any of the Securities.
31.
In this Schedule, the term “U.S. Person” will have the meaning ascribed thereto in Regulation S, and for the purpose of this Schedule includes, but is not limited to: (a) any person in the United States; (b) any natural person resident in the United States; (c) any partnership or corporation organized or incorporated under the laws of the United States; (d) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; or (e) any estate or trust of which any executor or administrator or trustee is a U.S. Person.